UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Performance Food Group Company

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12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

Dear Shareholder:

     It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Performance Food Group Company (the “Company”) to be held at 10:00 a.m., eastern daylight time, on Wednesday, May 19, 2004, at the offices of the Company located at 12500 West Creek Parkway, Richmond, Virginia.

     Shareholders will be asked to elect three directors and to consider and act upon a proposal to amend the Company’s Employee Stock Purchase Plan. In addition, we will present an oral report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.

     We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope. Your vote is important.

     We look forward to seeing you on May 19, 2004.

Sincerely,

Robert C. Sledd Chairman, Chief Executive Officer and President

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Performance Food Group Company (the “Company”) will be held at 10:00 a.m, eastern daylight time, on Wednesday, May 19, 2004, at the Company’s offices located at 12500 West Creek Parkway, Richmond, Virginia for the following purposes:

          1.     To elect three Class II directors to hold office for a term of three years and until their successors are elected and qualified;

          2.     To consider and act upon a proposal to amend the Company’s Employee Stock Purchase Plan (the “Stock Purchase Plan”); and

          3.     To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

By the Order of the Board of Directors

John D. Austin, Secretary
Richmond, Virginia
April 19, 2004

     YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Performance Food Group Company for use at the Annual Meeting of Shareholders of the Company to be held on May 19, 2004 (the “Annual Meeting”), and any adjournments thereof, notice of which is attached hereto.

     The purposes of the Annual Meeting are to elect three Class II directors, to consider and act upon a proposal to amend the Company’s Stock Purchase Plan and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the three director nominees and FOR the amendment to the Stock Purchase Plan.

     The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The Board of Directors has fixed the close of business on March 29, 2004 as the record date for the Annual Meeting. Only record holders of the Company’s common stock, $.01 par value per share (the “Common Stock”), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 46,059,198 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, elections to withhold authority to vote for a director and “non-votes” are not considered in the election. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     This Proxy Statement and Form of Proxy and the Company’s Annual Report to Shareholders have been mailed on or about April 19, 2004 to all shareholders of record at the close of business on March 29, 2004. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company’s regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL 2: AMENDMENT OF THE PERFORMANCE FOOD GROUP COMPANY EMPLOYEE STOCK PURCHASE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSALS OF SHAREHOLDERS
DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT TO SHAREHOLDERS SHARING AN ADDRESS
Appendix A
Appendix B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information furnished to the Company as of March 29, 2004 concerning persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.

	Amount and
	Nature of
Name and Address	Beneficial	Percent of
of Beneficial Owner	Ownership	Class (1)
Capital Research and Management Company	6,285,000 (2)	13.6%
333 South Hope Street
Los Angeles, California 90071

SMALLCAP World Fund, Inc	2,935,000 (2)	6.4%
333 South Hope Street
Los Angeles, California 90071

(1)	Computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2)	Based solely on information contained in a joint Schedule 13G/A filed by Capital Research and Management Company and SMALLCAP World Fund, Inc. with the Securities and Exchange Commission (“SEC”) on February 13, 2004.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Company’s Restated Charter classifies the Board of Directors into three classes, each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The terms of three Class II directors, Mary C. Doswell, Fred C. Goad, Jr. and Robert C. Sledd, will expire upon the election and qualification of new directors at this Annual Meeting. The terms of the Class III director and each of the two Class I directors will expire at the annual meetings in 2005 and 2006, respectively.

     On August 7, 2003, the Board of Directors increased the size of the Board from six to seven members and appointed Ms. Doswell as a Class II director to fill the vacancy created thereby. Ms. Doswell was recommended to the Nominating and Corporate Governance Committee by the Chairman of the Board and another non-management director. On March 4, 2004, C. Michael Gray resigned his position as President and Chief Executive Officer of the Company and as a member of the Board. In connection therewith, the Board of Directors decreased the size of the Board from seven to six members.

     The Nominating and Corporate Governance Committee has approved the nomination of and the Board of Directors has designated Mary C. Doswell, Fred C. Goad, Jr. and Robert C. Sledd as the three nominees for re-election as Class II directors for a three-year term expiring at the annual meeting in 2007 and until their successors are elected and qualified. These three nominees are currently directors of the Company, and Messrs. Goad and Sledd were elected by the shareholders. Ms. Doswell was appointed to the Board by the Board of Directors in August 2003, as discussed above.

     Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election of the three Class II nominees as directors. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the Form of Proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.

     The following table contains, as of March 29, 2004, certain information concerning the Named Executive Officers (as defined herein) and directors of the Company, including the nominees, as well as certain information concerning the directors and executive officers of the Company as a group which information has been furnished to the Company by the individuals named or included in such group:

					Shares of
					Common
					Stock
		Director	Term		Beneficially		Percent
Name	Age	Since	Expires	Position	Owned (1)		of Class
Robert C. Sledd	51	1987	2004	Chairman, Chief	786,301	(3)	1.7%
				Executive Officer,
				President and
				Director (2)

C. Michael Gray	54	—	—	(2)	356,364	(4)	*

Thomas Hoffman	64	—	—	Senior Vice	113,623		*
				President and Chief
				Executive
				Officer –
				Customized Segment

G. Thomas Lovelace, Jr.	51	—	—	Senior Vice	51,284		*
				President and Chief
				Executive
				Officer – Fresh-cut
				Segment

Steven L. Spinner	44	—	—	Senior Vice	172,313	(5)	*
				President and Chief
				Executive
				Officer – Broadline
				Segment

Roger L. Boeve	65	—	—	(6)	73,949		*

John D. Austin	42	—	—	Senior Vice	40,311		*
				President and Chief
				Financial Officer

Charles E. Adair	56	1993	2006	Director	62,000		*

Mary C. Doswell	45	2003	2004	Director	6,088	(7)	*

Fred C. Goad, Jr.	63	1993	2004	Director	65,000	(8)	*

Timothy M. Graven	52	1993	2006	Director	53,000		*

John E. Stokely	51	1998	2005	Director	39,750		*

All directors and executive officers as a group (11 persons)					1,390,493		3.0%

*	Less than one percent

(1)	Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire as of March 29, 2004 and within 60 days of such date upon the exercise of options: Mr. Sledd – 342,702; Mr. Gray – 230,202; Mr. Hoffman – 80,140; Mr. Lovelace – 38,810; Mr. Spinner – 90,600; Mr. Boeve – 48,979; Mr. Austin – 36,500; Mr. Adair – 38,000; Mr. Goad – 41,000; Mr. Graven – 38,000; Mr. Stokely – 35,750; all directors and executive officers as a group, which excludes Messrs. Gray and Boeve who were not executive officers as of March 29, 2004 (11 persons) – 741,502 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purposes of computing the percentage of ownership of any other person.

(2)	On March 4, 2004, Mr. Gray resigned his positions as President and Chief Executive Officer of the Company and as a member of the Board of Directors. Mr. Sledd was elected by the Board to serve as President and Chief Executive Officer.

(3)	Includes 81,000 shares held by Mr. Sledd as trustee for the benefit of his children. Also includes 3,500 shares held by Mr. Sledd’s wife for which Mr. Sledd disclaims beneficial ownership.

(4)	Includes 10,392 shares held by Mr. Gray’s wife for which Mr. Gray disclaims beneficial ownership.

(5)	Includes 1,392 shares held by Mr. Spinner’s daughter.

(6)	Mr. Boeve retired from the Company effective October 31, 2003.

(7)	Includes 4,588 shares held by Ms. Doswell’s husband and 900 shares held by her children.

(8)	Includes 3,000 shares held by Mr. Goad’s wife for which Mr. Goad disclaims beneficial ownership.

     The following is a brief summary of the business experience of each of the Named Executive Officers and directors of the Company, including the nominees.

     Robert C. Sledd has served as Chairman of the Board of Directors since February 1995, has served as a director of the Company since 1987 and has served as Chief Executive Officer and President of the Company since March 2004. Mr. Sledd also served as Chief Executive Officer of the Company from 1987 to August 2001 and as President of the Company from 1987 to February 1995. Mr. Sledd served as a director of Taylor & Sledd Industries, Inc., a predecessor of the Company, since 1974, and served as President and Chief Executive Officer of that company from 1984 to 1987. Mr. Sledd also serves as a director of SCP Pool Corporation, a supplier of swimming pool supplies and related products, and Union Bankshares Corporation, a multi-bank holding company.

     C. Michael Gray served as President of the Company from February 1995 to March 2004, as Chief Executive Officer from August 2001 to March 2004 and as a director of the Company from 1992 to March 2004. Mr. Gray served as Chief Operating Officer of the Company from February 1995 to August 2001. Mr. Gray served as President of Pocahontas Foods, USA, Inc. (“Pocahontas”), a wholly-owned subsidiary of the Company, from 1981 to 1995. Mr. Gray was Marketing Manager and Vice President of Marketing for Pocahontas from 1975 to 1981. Prior to joining Pocahontas, Mr. Gray was employed by Kroger Company.

     Thomas Hoffman has served as Senior Vice President of the Company and Chief Executive Officer – Customized Segment since February 1995. Mr. Hoffman served as President of Kenneth O. Lester Company, Inc., a wholly-owned subsidiary of the Company, from December 1989 until September 2002. Prior to joining the Company, Mr. Hoffman served in executive capacities at Booth Fisheries Corporation, a subsidiary of Sara Lee Corporation, as well as C.F.S. Continental, Miami and International Foodservice, Miami, two foodservice distributors.

     G. Thomas Lovelace, Jr. has served as Senior Vice President of the Company since February 2002 and as Chief Executive Officer – Fresh-cut Segment since May 1996. Mr. Lovelace served as Vice President of the Company from February 2001 to February 2002. From July 1995 until April 1996, Mr. Lovelace was the President of the Fresh-cut segment’s West Coast Operations. Prior to joining the Company in July 1995, Mr. Lovelace spent nine years with Coronet Foods, a multi-national, fresh-cut processor, and sixteen years with McDonald’s Corporation.

     Steven L. Spinner has served as Senior Vice President of the Company and Chief Executive Officer – Broadline Segment since February 2002 and served as Broadline Segment President of the Company from August 2001 to February 2002. Mr. Spinner served as Broadline Regional President of the Company from October 2000 to August 2001, and served as President of AFI Food Service Distributors, Inc. (“AFI”), a wholly-owned subsidiary of the Company, from October 1997 to October 2000. From 1989 to October 1997, Mr. Spinner served as Vice President of AFI.

     Roger L. Boeve served as Executive Vice President and Chief Financial Officer of the Company from 1988 to April 2003. Prior to that date, Mr. Boeve served as Executive Vice President and Chief Financial Officer for The Murray Ohio Manufacturing Company and as Corporate Vice President and Treasurer for Bausch and Lomb. Mr. Boeve is a certified public accountant.

     John D. Austin has served as Senior Vice President and Chief Financial Officer since April 2003 and as Secretary of the Company since March 2000. Mr. Austin served as Vice President-Finance from January 2001 to April 2003. Mr. Austin served as Corporate Treasurer from 1998 to January 2001. Mr. Austin served as Corporate Controller of the Company from 1995 to 1998. From 1991 to 1995, Mr. Austin was Assistant Controller for General Medical Corporation, a distributor of medical supplies. Prior to that, Mr. Austin was an accountant with Deloitte & Touche LLP. Mr. Austin is a certified public accountant.

     Charles E. Adair has served as a director of the Company since August 1993. Since 1993, Mr. Adair has been a partner in Cordova Ventures, a venture capital management company. Mr. Adair was employed by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals and other medical products, from 1973 to 1992, serving as Executive Vice President from 1978 to 1981, as President and Chief Operating Officer from 1981 to 1992, and as a director from 1976 to 1992. In addition, Mr. Adair serves as a director of Tech Data Corporation, a distributor of microcomputers and related hardware and software products, PSS World Medical, Inc., a specialty marketer and distributor of medical products to physicians, long-term care providers and other alternate-site healthcare providers, and Torchmark Corporation, a financial services holding company specializing in life and supplemental health insurance. Mr. Adair is a certified public accountant.

     Mary C. Doswell has served as a director of the Company since August 2003. Ms. Doswell has served as Senior Vice President and Chief Administrative Officer of Dominion Resources, Inc. since January 2003. Ms. Doswell has served as President of Dominion Resources Services, Inc. since January 2003 and as Chief Executive Officer since January 2004. Ms. Doswell served Dominion Resources, Inc. as Vice President-Billing & Credit from October 2001 to December 2002, as Vice President-Metering from January 2000 to October 2001 and as General Manager-Metering from February 1999 to January 2000. Prior thereto, Ms. Doswell held various management positions with Dominion Virginia Power for 19 years. Ms. Dowell serves on the board of directors of VCU Rice Center for Environmental Studies and is a member of the Governors Advisory Board on Revenue Estimates.

     Fred C. Goad, Jr. has served as a director of the Company since July 1993. Since April 2001, Mr. Goad has served as a partner of Voyent Partners, L.L.C., a private investment company. Mr. Goad served as Co-Chief Executive Officer of the transaction services division of WebMD from March 1999 to March 2001. From June 1996 to March 1999, Mr. Goad served as Co-Chief Executive Officer and Chairman of ENVOY Corporation (“ENVOY”), a provider of electronic transaction processing services for the health care industry, which was acquired by WebMD in 1999. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer and as a director of ENVOY. Mr. Goad also serves as a director of Luminex Corporation, a maker of proprietary technology that simplifies biological testing for the life sciences industry.

     Timothy M. Graven has served as a director of the Company since August 1993. Mr. Graven is the Managing Partner and co-founder of Triad Investment Company, LLC, a private investment firm founded in 1995. Mr. Graven served as President and Chief Operating Officer of Steel Technologies, Inc. of Louisville, Kentucky, a steel processing company, from March 1990 to November 1994, as Executive Vice President and Chief Financial Officer from May 1985 to March 1990 and as a director from 1982 to 1994. Mr. Graven is also a certified public accountant.

     John E. Stokely has served as a director of the Company since April 1998. Since August 1999, Mr. Stokely has been self-employed as a business consultant. Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc. (“Richfood”), a retail food chain and wholesale grocery distributor, from January 1997 until August 1999, when Richfood was acquired by Supervalu Inc. Mr. Stokely served on the Board of Directors and as President and Chief Operating Officer of Richfood from April 1995 to January 1997 and served as Executive Vice President and Chief Financial Officer from 1990 to April 1995. Mr. Stokely also serves as a director of Nash-Finch Company, a food wholesaler, SCP Pool Corporation, a supplier of swimming pool supplies and related products, and Transaction Systems Architects, Inc., a provider of enterprise e-payments and e-commerce solutions.

     The Board of Directors held seven meetings, three of which were via teleconference, during the fiscal year ended January 3, 2004. All incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting, held during the fiscal year ended January 3, 2004. The Company has adopted guidelines which state that directors are expected to attend all regular meetings of the Board, all meetings of committees of which he or she is a member and the annual meeting of shareholders. Four of the Company’s directors attended the annual meeting of shareholders held on May 7, 2003. Directors are also expected to make every effort to attend any specially called Board or committee meeting. All of the members of the Board of Directors except Mr. Sledd are “independent,” as defined by applicable law and the listing standards of the National Association of Securities Dealers, Inc. (“NASD”). The independent directors of the Board have adopted guidelines which require the independent directors to have executive sessions at regularly scheduled meetings and at other times as determined by the independent directors at which only independent directors are present.

Committees of the Board

     Audit Committee. The Board of Directors has established an Audit Committee for the purpose of engaging the Company’s independent auditors, overseeing and reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit, acting as a liaison between the Board and the Company’s independent auditors and reviewing various Company policies, including those related to accounting and internal control matters. It is the function of the Audit Committee to ensure that the Company’s financial statements accurately reflect the Company’s financial position and results of operations. The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that operates pursuant to the terms of an Amended and Restated Charter which was adopted by the Board of Directors on March 4, 2004 (the “Restated Audit Committee Charter”). The Audit Committee reviews and reassesses the adequacy of the Restated Audit Committee Charter annually. A copy of the Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Messrs. Adair, Goad, Graven and Stokely and Ms. Doswell comprise the Audit Committee, each of whom is independent as defined by the NASD listing standards and the rules and regulations of the SEC. The Audit Committee met 11 times during the fiscal year ended January 3, 2004. The Board of Directors of the Company has determined that the Audit Committee has three “audit committee financial experts,” as such term is defined under the rules and regulations of the SEC. These persons are Messrs. Adair, Graven and Stokely.

     Compensation Committee. The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company’s officers, reviewing and approving officers’ compensation, formulating bonuses for the Company’s management and administering the Company’s stock incentive plans. A copy of the Compensation Committee Charter (the “Compensation Committee Charter”) is available under the “Corporate Governance” section of the Company’s website at www.pfgc.com. Messrs. Adair, Goad, Graven and Stokely and Ms. Doswell comprise the Compensation Committee, which met three times during the fiscal year ended January 3, 2004.

     Nominating and Corporate Governance Committee. The Board of Directors has established a Nominating and Corporate Governance Committee for the purpose of identifying and approving the nomination of qualified candidates for election to the Board of Directors, reviewing the composition of the Board of Directors, reviewing and recommending corporate governance policies for the Company and periodically evaluating the performance of the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter is available under the “Corporate Governance” section of the Company’s website at www.pfgc.com. Messrs. Adair, Goad, Graven and Stokely and Ms. Doswell comprise the Nominating and Corporate Governance Committee which met three times during the fiscal year ended January 3, 2004. Each member of the Nominating and Corporate Governance Committee is independent as defined by the NASD listing standards.

     The Nominating and Corporate Governance Committee will assess a nominee for director based upon an individual’s background, skills and abilities and whether the individual possesses the experience, expertise, diversity and time availability necessary to ensure that the Board can perform its oversight function effectively. The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Restated Bylaws. Shareholder recommendations for nominees must include biographical information about both the proposed nominee and the shareholder making the recommendation as well as the proposed nominee’s written consent to nomination. The Nominating and Corporate Governance Committee evaluates nominees recommended by shareholders on the same basis as nominees recommended by any other source. The recommendations must be addressed to the Company’s Corporate Secretary and delivered or mailed and received at the Company’s principal executive offices not later than 120 days before the date of the Company’s annual meeting.

Code of Corporate Conduct

     The Company has a code of corporate conduct that applies to all associates (including officers) and directors. The purpose of the code is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Company’s code of corporate conduct can be obtained from the “Corporate Governance” section of the Company’s website at www.pfgc.com.

Communications with the Board

     The Board has adopted a process for holders of the Company’s Common Stock and other interested parties to send written communications to the Board. Such communications should be sent to them c/o Performance Food Group Company, 12500 West Creek Parkway, Richmond, Virginia 23238 or may be sent by email to boardofdirectors@pfgc.com. The Corporate Secretary will review any communications received by the Company and forward appropriate communications to the appropriate Board members. Communications may also be sent directly to the chair of any committee by email at auditchair@pfgc.com (Audit Committee), nomgovchair@pfgc.com (Nominating and Corporate Governance Committee) or compchair@pfgc.com (Compensation Committee) or to the outside directors as a group at outsidedirectors@pfgc.com.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended January 3, 2004 (fiscal 2003), December 28, 2002 (fiscal 2002) and December 29, 2001 (fiscal 2001) for (i) the Chief Executive Officer of the Company, (ii) the four highest paid executive officers of the Company whose salary and bonus payments exceeded $100,000 and (iii) Roger L. Boeve, who served as the Company’s Chief Financial Officer until April 2003 and as the Company’s Executive Vice President until October 31, 2003 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
		Annual		Awards
		Compensation		Securities
				Underlying	All Other
Name and	Fiscal	Salary	Bonus	Options/SARs	Compensation
Principal Position	Year	($)	($)(1)	(#)(2)	($)(3)
C. Michael Gray (4)	2003	$560,576	$388,567	45,000	$11,827
President and Chief	2002	492,714	411,212	40,000	9,488
Executive Officer	2001	415,589	394,449	183,750	11,346

Thomas Hoffman	2003	290,499	332,624	15,000	11,619
Senior Vice President and	2002	276,248	277,499	11,000	13,890
Chief Executive Officer – Customized Segment	2001	256,661	174,778	8,000	11,346

G. Thomas Lovelace, Jr.	2003	374,230	0	15,000	12,899
Senior Vice President and	2002	348,172	212,800	13,000	13,890
Chief Executive Officer – Fresh-cut Segment	2001	309,073	116,185	39,000	11,719

Steven L. Spinner	2003	370,385	140,600	15,000	11,899
Senior Vice President and	2002	324,231	105,210	15,000	12,884
Chief Executive Officer – Broadline Segment	2001	252,404	131,250	57,250	11,346

Roger L. Boeve	2003	251,730	197,998	10,000	4,415
	2002	277,113	106,505	4,000	13,792
	2001	261,244	156,957	14,250	11,346

John D. Austin	2003	270,904	117,895	13,000	12,899
Senior Vice President and	2002	192,307	91,494	11,000	11,771
Chief Financial Officer	2001	153,260	83,366	8,250	11,316

(1)	The bonuses reflected for fiscal 2002 are net of the repayment of a portion of certain of the Named Executive Officers’ fiscal 2001 bonuses, which were reduced when the Company restated certain of its financial statements in fiscal 2002 as a result of accounting errors at one of the Company’s broadline subsidiaries.

(2)	Number of stock options granted under the 1993 Employee Stock Incentive Plan (the “1993 Plan”) or 2003 Equity Incentive Plan (the “Equity Incentive Plan”).

(3)	Includes allocations by the Company to each Named Executive Officer’s ESOP account of $4,899, $6,890 and $6,933 for 2003, 2002 and 2001, respectively. Allocations to the ESOP accounts are based on the closing price of the Common Stock on The Nasdaq Stock Market of $36.17 per share at December 31, 2003 for fiscal 2003, $33.96 per share at December 31, 2002 for fiscal 2002 and $35.17 per share at December 31, 2001 for fiscal 2001. Also includes contributions by the Company to each Named Executive Officer’s 401(k) account in fiscal 2003 as follows: Mr. Gray - $6,928; Mr. Hoffman - $6,720; Mr.

Lovelace - $8,000; Mr. Spinner - $7,000; Mr. Boeve - $4,415; and Mr. Austin - $8,000; in fiscal 2002 as follows: Mr. Gray - $2,598; Mr. Hoffman - $7,000; Mr. Lovelace - $7,000; Mr. Spinner - $5,994; Mr. Boeve - $6,902; and Mr. Austin - $4,881; and in fiscal 2001: Mr. Gray - $4,413; Mr. Hoffman - $4,413; Mr. Lovelace - $4,786; Mr. Spinner - $4,413; Mr. Boeve - $4,413; and Mr. Austin - $4,383.

(4)	On March 4, 2004, Mr. Gray resigned his position as President and Chief Executive Officer of the Company, and Mr. Sledd was elected to those positions.

     The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 2003. No stock appreciation rights (“SARs”) have been granted by the Company.

Option Grants in Last Fiscal Year

	Individual Grants
			Percent of
	Number of		Total			Potential Realizable Value
	Securities		Options			at Assumed Annual Rates
	Underlying		Granted to			of Stock Price Appreciation
	Options Granted		Employees in Fiscal	Exercise Price	Expiration	For Option Term
Name	(#)(1)		2003(%)	($/Share)	Date	5%($)	10%($)
C. Michael Gray	45,000	(2)	6.2%	$31.62	2/26/2013	$894,854	$2,267,736
Thomas Hoffman	15,000	(2)	2.1	31.62	2/26/2013	298,285	755,912
G. Thomas Lovelace, Jr.	15,000	(2)	2.1	31.62	2/26/2013	298,285	755,912
Steven L. Spinner	15,000	(2)	2.1	31.62	2/26/2013	298,285	755,912
Roger L. Boeve	10,000	(3)	1.4	31.62	10/31/2006	58,880	125,204
John D. Austin	13,000	(2)	1.8	31.62	2/26/2013	258,513	655,124

(1)	The options were granted to the Named Executive Officers on February 26, 2003 pursuant to the 1993 Plan. The options were granted at exercise prices determined by the closing price of the Common Stock on The Nasdaq Stock Market on the date of grant.

(2)	The options become 100% exercisable on February 26, 2007. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable.

(3)	The options vested upon Mr. Boeve’s retirement on October 31, 2003.

     The Company has no long-term incentive plans, as that term is defined in regulations promulgated by the SEC. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company. During fiscal 2003, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers, whether through amendment, cancellation or replacement grants, or other means.

     The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the 1993 Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL 2003 YEAR-END OPTION VALUES

			Number of Securities		Value of
			Underlying Unexercised		Unexercised
			Options Held at		In-the-Money Options
	Shares		January 3, 2004		at January 3, 2004 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
C. Michael Gray	—	—	164,202	334,750	$4,412,812	$2,655,233
Thomas Hoffman	—	—	68,140	52,000	1,795,929	587,570
G. Thomas Lovelace, Jr.	9,190	$260,628	22,810	133,000	560,524	1,688,500
Steven L. Spinner	—	—	85,400	92,450	2,258,644	422,402
Roger L. Boeve	44,326	1,209,200	48,979	—	883,272	—
John D. Austin	—	—	23,500	45,250	608,689	438,438

(1)	Based on the closing price of the Company’s Common Stock on The Nasdaq Stock Market at January 2, 2004, of $35.75 per share.

Director Compensation

     Non-employee directors receive an annual retainer of $17,500 and a fee of $1,500 for each Board meeting attended, $750 for each committee meeting attended, $750 for each Board meeting attended by telephone, $500 for each committee meeting attended by telephone, and are reimbursed for expenses reasonably incurred in connection with their services as directors. In addition, the Chairman of the Audit Committee receives an annual retainer of $5,000, and the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive annual retainers of $3,500 each. Directors who are officers or employees of the Company receive no compensation for serving as members of the Board. The aggregate amount of fees paid to all of the non-employee directors for fiscal 2003 was $191,125.

     Each non-employee director participates in the Equity Incentive Plan which was approved by the Company’s shareholders on May 7, 2003. Prior thereto, the non-employee directors participated in the 1993 Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”), which was approved by the shareholders of the Company on July 21, 1993. Awards to non-employee directors are made at the discretion of the full Board pursuant to the Equity Incentive Plan. Non-employee directors elected to the Board in fiscal 2003 received an option grant for 10,500 shares upon their election to the Board of Directors and all non-employee directors received an option grant of 5,000 shares on March 30, 2004. The options become exercisable, subject to a director’s continued service on the Board of Directors, one year from the date of grant, and expire on the tenth anniversary of such date. All options issued under the Equity Incentive Plan and Outside Directors’ Plan have an exercise price per share at the date of grant equal to the closing sale price on The Nasdaq Stock Market on that date. At January 3, 2004, there were five participants who had been granted options under the Equity Incentive Plan covering an aggregate of 20,000 shares at an exercise price of $33.91 per share and 10,500 shares at an exercise price of $37.26 per share. Also at January 3, 2004, there were five participants who had been granted options under the Outside Directors’ Plan covering an aggregate of 31,500 shares at an exercise price of $4.67 per share, 9,000 shares at an exercise price of $6.34 per share, 9,000 shares at an exercise price of $7.09 per share, 9,000 shares at an exercise price of $9.17 per share, 15,000 shares at an exercise price of $10.00 per share, 25,500 shares at an exercise price of $10.07 per share, 20,000 shares at an exercise price of $12.97 per share, 30,500 shares at an exercise price of $13.25 per share, 25,000 shares at an exercise price of $28.48 per share and 25,000 shares at an exercise price of $38.00.

     The Board of Directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company’s shareholders and the financial abilities of the Company.

Change in Control Agreements

     Effective as of October 29, 1997, the Company entered into agreements which were amended as of February 26, 2003, with certain of its key executives (the “Agreement”), including the Chief Executive Officer and other Named Executive Officers, which provide for certain payments to be made to the executive if, within two years following a Change in Control (as defined in the Agreement) of the Company, his employment with the Company is terminated for any reason other than Cause (as defined in the Agreement) or if the executive terminates his employment with the Company for Good Reason (as defined in the Agreement). Upon termination, the executive is entitled to receive (i) 299.9% of his base salary (defined as the higher of the executive’s annual base salary prior to the Change in Control or the executive’s highest annual base salary in effect after the Change in Control but prior to termination), (ii) 299.9% of his bonus (based upon the executive’s bonus for the three fiscal years prior to the Change in Control or highest bonus after the Change in Control, whichever is higher) and (iii) an amount necessary to reimburse the executive for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the Change in Control. In accordance with the terms of the Agreement, as amended as of February 26, 2003, one-third of the amounts payable pursuant to clauses (i) and (ii) must be paid in equal semi-monthly installments over the twelve months following termination and the balance in a lump sum payment made within five business days after the expiration of the twelve-month period. Amounts payable pursuant to clause (iii) above must be paid within thirty days following termination of employment. Alternatively, the Agreement, as amended, provides that the key executive may elect to receive all of the amounts payable pursuant to clauses (i), (ii) and (iii) above within thirty days following termination of employment.

Supplemental Executive Retirement Plan

     In November 2003, the Board of Directors adopted the Supplemental Executive Retirement Plan (the “SERP”) in which certain key executives, including the Named Executive Officers (other than Messrs. Boeve and Gray), may participate beginning in fiscal 2004, as determined by the Compensation Committee. Pursuant to the terms of the SERP, it is currently contemplated that the Company will contribute 5% of each participant’s salary and bonus to a participant’s SERP account and for every 1% that the Company achieves over 95% of a performance target established by the Compensation Committee during the fiscal year, an additional 1% of the participant’s salary and bonus will be added to such participant’s account. The maximum contribution that can be made for any participant for any fiscal year is 20% of the participant’s salary and bonus. A participant vests in his or her SERP account at a rate of 20% per year, beginning after the second year of service with the Company or any acquired company, and will be fully vested after six years of service, provided that the participant will vest in the entire account upon his or her death or upon a Change in Control (as defined in the SERP) or, if determined by the Compensation Committee, upon a Potential Change in Control (as defined in the SERP) of the Company. If a participant’s employment with the Company is terminated for Cause (as defined in the SERP) or if the participant becomes employed within one year following his or her termination of employment with an entity that is deemed to be in competition with this Company, a participant will forfeit his or her entire interest in the SERP.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2003, the Compensation Committee of the Board of Directors was composed of Messrs. Adair, Goad, Graven and Stokely and, for part of the year, Ms. Doswell. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Compensation Committee Report on Executive Compensation

     Decisions with respect to compensation of the Named Executive Officers for fiscal 2003 were made by the Compensation Committee of the Board of Directors, which was composed of Messrs. Adair, Goad, Graven and Stokely and, for part of the year, Ms. Doswell. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. The Compensation Committee approves compensation actions and long-term incentive awards to the Named Executive Officers and other key employees of the Company and reviews and administers the incentive compensation, stock option and other compensation plans of the Company. The Compensation Committee Charter provides that the Compensation Committee shall meet in executive session when determining the compensation of the Company’s Chief Executive Officer and other executive officers, except that the Chief Executive Officer may be present during the Committee’s deliberation with respect to all other executive officers.

     The overall objectives of the Company’s executive compensation program for fiscal 2003 were to:

-	Attract and retain the highest quality talent to lead the Company;

-	Reward key executives based on business performance;

-	Design incentives to maximize shareholder value; and

-	Assure that objectives for corporate and individual performance were measured.

     The philosophy upon which these objectives are based is to provide incentive to the Company’s officers to enhance the profitability of the Company and closely align the financial interests of the Company’s officers with those of its shareholders. In order to uphold this philosophy for fiscal 2003, the Compensation Committee reviewed the various elements of executive compensation, including salaries, incentive compensation awards and stock option awards under the 1993 Plan and Equity Incentive Plan. The Compensation Committee periodically retains an independent consulting firm to analyze the Company’s compensation programs in relation to a group of similarly sized companies in comparable industries. These comparable companies are primarily in the distribution industry, including certain of the Company’s competitors for which compensation data is available. Their analysis compared the compensation levels of the Chief Executive Officer and other Named Executive Officers to similar positions at these peer companies. The Compensation Committee then used this information when establishing compensation levels for the Company’s senior management.

     The Compensation Committee set annual base salaries for the Named Executive Officers near or just below the midpoint of the relative salaries of similar executives at these peer companies. To closely align an executive’s compensation to the Company’s goals, the Compensation Committee believes that a substantial portion of an executive’s compensation should be incentive based. Therefore, the Company relies to a significant degree on annual cash bonuses and long-term stock-based incentive compensation. Prior to fiscal 2003, the Compensation Committee and the Board utilized an annual cash bonus program for senior management, including the Named Executive Officers, based in part on Economic Value Added (“EVA”) and in part on individual performance objectives. EVA measured the Company’s ability to generate after-tax operating profits in excess of the cost of capital, including both debt and equity, employed to generate that profit. For fiscal 2003, the Compensation Committee and the Board implemented a new bonus program based in part on return on capital and in part on individual performance objectives. Under this program, an executive’s bonus varies directly with improvement in and with the amount of the Company’s return on capital. Therefore, an executive is rewarded for creating shareholder wealth by most effectively utilizing the Company’s capital. In addition, an executive’s bonus is “at risk,” in that no bonuses are paid if the Company fails to improve the utilization of capital or generate a specified return on capital.

     The long-term incentive program for senior management consists of stock option and other stock-based awards granted under the Equity Incentive Plan. Until 1999, the Compensation Committee granted stock option awards on a bi-annual basis. In 1999, the Compensation Committee began to grant options to senior management annually. During 2003, the Compensation Committee approved the grant of an aggregate of 113,000 stock options under the 1993 Plan to the Named Executive Officers, representing 15.5% of the total options granted to employees in fiscal 2003. These options were granted at the fair market value of the Common Stock on the date of grant and vest four years from the date of grant, except for Mr. Boeve’s options which vested upon his retirement.

Compensation of Chief Executive Officer

     C. Michael Gray, the Company’s President and Chief Executive Officer during fiscal 2003, was compensated during fiscal 2003 in accordance with the same general criteria established from time to time by the Compensation Committee of the Board of Directors with respect to the Named Executive Officers. In February 2003, the Compensation Committee granted Mr. Gray options to purchase 45,000 shares of the Company’s Common Stock at an exercise price of $31.62, the fair market value of such stock on the date of grant. Such options vest four years from the date of the grant. Mr. Gray’s base salary for fiscal 2003 was $560,576, and he earned cash bonuses of $388,567. Mr. Gray was not present during voting or deliberations of the Compensation Committee with respect to his compensation.

Federal Income Tax Deductibility Limitations

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act and to seek to qualify the Company’s long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. The Compensation Committee believes that all incentive compensation of the Company’s current executive officers will qualify as a tax deductible expense when paid. The Compensation Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1,000,000 and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.

     The tables set forth under “Executive Compensation,” and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

     Charles E. Adair   Mary C. Doswell   Fred C. Goad, Jr.   Timothy M. Graven   John E. Stokely

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee Report

     In accordance with the Restated Audit Committee Charter, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and the independence and performance of the Company’s independent auditors and internal auditing department.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might be thought to bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls, including steps taken to implement recommended improvements in internal controls, as well as significant judgements, critical accounting policies and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors their fees, audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and discussed and reviewed the results of the independent auditors’ audit of the consolidated financial statements.

     The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 3, 2004 with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 3, 2004 for filing with the SEC. The Audit Committee has engaged KPMG LLP as the Company’s independent auditors for fiscal 2004.

     Charles E. Adair   Mary C. Doswell   Fred C. Goad, Jr.   Timothy M. Graven   John E. Stokely

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Relationship with Independent Auditors

     The Audit Committee of the Board of Directors of the Company has selected KPMG LLP to serve as independent auditors for 2004. Such firm has served as the Company’s independent auditors since 1987. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The following is a description of the fees billed to the Company by KPMG LLP for fiscal 2003 and fiscal 2002.

Audit Fees

     Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company’s consolidated financial statements, KPMG’s review of the Company’s interim financial statements and KPMG’s review of the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by its independent auditors. Such services include comfort letters and consents related to SEC registration statements and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG for audit services rendered to the Company and its subsidiaries for fiscal 2003 and fiscal 2002 totaled $526,000 and $595,125, respectively.

Audit Related Fees

     Audit related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG for audit related services rendered to the Company and its subsidiaries for fiscal 2003 and fiscal 2002 totaled $25,000 and $127,999, respectively.

Tax Fees

     Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG for the tax related services rendered to the Company and its subsidiaries for fiscal 2003 and fiscal 2002 totaled $34,687 and $182,266, respectively.

All Other Fees

     KPMG did not perform any other services for the Company during fiscal 2003 or fiscal 2002.

     During the latter half of 2002, the Company reviewed its existing practices regarding the use of its independent auditors to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company adopted a policy, effective as of January 1, 2003, which provides that the Company’s independent auditors may provide certain non-audit services which do not impair the auditors’ independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as all non-audit services provided by the Company’s independent auditors. This policy is administered by the Company’s senior corporate financial management, which reports throughout the year to the Audit Committee.

Shareholder Return Performance Graph

     The following graph compares the percentage change in the unaudited cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the S&P 600 Stock Index and the S&P Distributors Food and Health Index between December 31, 1998 and December 31, 2003. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 1998 and that all dividends, if any, were reinvested.

	1998	1999	2000	2001	2002	2003
Performance Food Group Company	100	87	182	250	242	257
S&P 600 Stock Index	100	112	126	134	114	159
S&P Distt. Food & Health Index	100	125	175	166	182	241

PROPOSAL 2: AMENDMENT OF THE
PERFORMANCE FOOD GROUP COMPANY
EMPLOYEE STOCK PURCHASE PLAN

     The Stock Purchase Plan was adopted by the Company’s shareholders on April 19, 1994 and amended to increase the number of authorized shares thereunder in 1996, 1998, 2001 and 2002. At the inception of the Stock Purchase Plan in 1994, approximately 165 employees participated in the plan. In fiscal 2003, approximately 3,400 employees participated in the plan, reflecting the growth of the Company during that time. The Stock Purchase Plan Administrator, which is a committee consisting of one or more persons chosen by the Board of Directors, has reviewed the Stock Purchase Plan and has concluded that there are insufficient shares of Common Stock available for issuance under the Stock Purchase Plan to meet the demands of the Company’s employees choosing to participate in the Stock Purchase Plan by directing a portion of their income into equity interests of the Company. The Board of Directors believes the amendment to the Stock Purchase Plan is necessary as it believes that broad-based ownership of equity interests in the Company by its employees provides a substantial motivation for superior performance by more closely aligning the economic interests of those employees with the overall performance of the Company.

     In order for the Company to provide its employees with the ability to continue to invest in the Company through the Stock Purchase Plan, the Board of Directors proposed the adoption, subject to shareholder approval, of an amendment to the Stock Purchase Plan to increase the number of shares available for purchase to 2,475,000. The Board of Directors believes that the approval of the amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees whose interests are aligned with those of other shareholders of the Company.

Summary of the Amendment

     The amendment increases the number of shares of Common Stock which may be issued under the Stock Purchase Plan by 750,000 shares or 1.6% of the 46,059,198 shares of Common Stock outstanding on March 29, 2004. These shares will provide an aggregate of 962,887 shares available for issuance. During the Stock Purchase Plan’s existence, 1,512,113 shares (adjusted for subsequent stock splits) have been acquired by employees under the plan.

     A copy of the proposed amendment is included as Appendix B hereto. If approved by the shareholders, the amendment will become effective as of May 19, 2004.

Summary of Material Provisions of the Stock Purchase Plan

     The following is a summary of the material provisions of the Stock Purchase Plan, as proposed to be amended.

     Participation; Awards Under the Stock Purchase Plan. Pursuant to the Stock Purchase Plan, all employees of the Company and its subsidiaries and affiliates (including executive officers of the Company) as of any January 15 or July 15 may elect to deduct from their compensation not less than $130.00 and up to 25% of their Base Pay (as defined in the Stock Purchase Plan) for each six-month option period. The dollar amount deducted is credited to the participant’s Contribution Account (as defined in the Stock Purchase Plan). In addition, a participant is permitted to make two lump sum contributions during each option period, as long as the aggregate amount of salary deductions do not exceed 25% of the participant’s compensation. On the Exercise Date (the last trading day of each option period), the amount deducted from each participant’s salary and any additional amounts contributed on a lump-sum basis over the course of the period will be used to purchase shares of Common Stock at a purchase price (the “Exercise Price”) equal to the lesser of (a) 85% of the closing market price of the shares of Common Stock on the Exercise Date or (b) 85% of the average of the closing market price of the shares of Common Stock on the Grant Date (the first trading date of each six-month period) and the closing market price of the Common Stock on the Exercise Date for such period. On an Exercise Date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions.

     Options granted under the Stock Purchase Plan are subject to the following limitations: (i) subject to certain adjustments, the maximum number of shares of Common Stock which may be purchased by a participant on an Exercise Date is 1,125 shares; (ii) no participant is allowed to purchase, during a calendar year, stock under the Stock Purchase Plan having a market value in excess of $25,000, as determined on the Grant Date; (iii) no option may be granted to a participant who would own 5% or more of the Common Stock of the Company; and (iv) no participant may assign, transfer or otherwise alienate any options granted to him, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by him.

     The Company and its subsidiaries have approximately 10,000 employees who are currently eligible to participate in the Stock Purchase Plan. Directors of the Company who are not also employees of the Company and holders of 5% or more of the outstanding shares of Common Stock are not eligible to participate in the Stock Purchase Plan.

     Administration. The Stock Purchase Plan is administered by a Stock Purchase Plan Administrator, which Stock Purchase Plan Administrator is currently the Compensation Committee of the Board of Directors. The Stock Purchase Plan Administrator does not, however, have the discretion to deny the right to participate in the Stock Purchase Plan to any employee who meets the eligibility criteria.

     Upon termination of a participant’s employment, the employee shall cease being a participant under the Stock Purchase Plan, and the balance of the employee’s Contribution Account shall be paid to the participant as soon as practical after termination. An option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant, or his legal representative, may withdraw the balance in his Contribution Account or may have the accumulated balance used to purchase stock under the Stock Purchase Plan. Any remaining money which is insufficient to purchase a whole share is returned to the participant or his legal representative.

     Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company’s structure affecting the Common Stock, appropriate adjustments will be made by the Stock Purchase Plan Administrator in the number of shares reserved for issuance under the Stock Purchase Plan and the calculation of the Exercise Price.

     Amendment. Without the approval of the shareholders of the Company, the Stock Purchase Plan may not be amended to: (i) increase the number of shares reserved under the Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company), (ii) materially increase the benefits accruing to an insider subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (“Statutory Insiders”), (iii) change the method of determining the purchase price of the shares such that the exercise price is reduced for Statutory Insiders or (iv) make participation in the Stock Purchase Plan available to any person who is not an employee as defined in the Stock Purchase Plan.

     Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the Stock Purchase Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     A holder will not recognize income for Federal tax purposes on account of the initial discount when shares are purchased. Instead, income may be recognized when a holder disposes of his stock.

     If shares of stock are disposed of before a statutory holding period is met, income is recognized in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the lesser of (i) the original 15% discount on the shares assuming the stock had been purchased on the Grant Date or (ii) the excess of the fair market value of such shares of Common Stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

     If an employee leaves contributions in the Stock Purchase Plan to purchase Common Stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the Exercise Date. If the termination date is not more than three months prior to the Exercise Date, the tax consequences are as described above. However, if the termination date is more than three months prior to the Exercise Date, the holder is treated as exercising a non-qualified option and is taxed on the Exercise Date on the excess of market value of the stock on that date over the price paid.

Conclusion and Recommendation

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the amendment to the Stock Purchase Plan to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company’s shareholders generally.

     The amendment to the Stock Purchase Plan will be approved if the votes cast in favor of the amendment exceed the votes cast against it. The Board of Directors recommends that you vote FOR the approval of the amendment to the Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended January 3, 2004, except for a late Form 4 filing for Mr. Lovelace with respect to one transaction and a late Form 4 filing for each of Steven L. Spinner, John D. Austin, Roger L. Boeve, C. Michael Gray, Thomas Hoffman, G. Thomas Lovelace, Jr., J. Keith Middleton and Robert C. Sledd with respect to one option grant for each person.

CERTAIN TRANSACTIONS

     The Board of Directors of the Company has adopted a policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the appropriate committee of the Board of Directors, each of which is comprised solely of independent directors of the Company.

PROPOSALS OF SHAREHOLDERS

     Shareholders intending to submit proposals should send such proposals in writing, by certified mail, return receipt requested, to John D. Austin, Secretary, Performance Food Group Company, 12500 West Creek Parkway, Richmond, Virginia 23238. To be included in the proxy statement and form of proxy relating to the Company’s 2005 Annual Meeting of Shareholders or to be presented at the Company’s 2005 Annual Meeting of Shareholders, proposals must be received by the Company prior to December 20, 2004.

DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT
TO SHAREHOLDERS SHARING AN ADDRESS

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us, or our transfer agent, if you hold registered shares. You can notify us by sending a written request to Performance Food Group Company, Attention: Treasurer, 12500 West Creek Parkway, Richmond, Virginia 23238, or by calling the Treasurer at (804) 484-7700. You can notify our transfer agent, American Stock Transfer & Trust Co., by sending them a written request to 59 Maiden Lane, New York, New York 10038, or by calling (800) 937-5449.

Appendix A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

-	Oversee the integrity of the Company’s accounting and financial reporting processes, the audits of the financial statements of the Company and systems of internal controls regarding finance, accounting, and legal compliance.

-	Oversee the independence and performance of the Company’s independent auditors and internal auditing department.

-	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to (i) the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services; and (ii) any advisors employed by the Audit Committee and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Audit Committee members; consequently, in carrying out its duties and responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

II.	AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, and at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances indicate, including teleconferences when appropriate. The Audit Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Audit Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members. The Audit Committee shall meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed. In addition, the Audit Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.	AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight duties and responsibilities. These functions are set forth as minimum duties and responsibilities with the understanding that the Audit Committee may undertake additional duties and responsibilities as the Board or the Audit Committee deems appropriate given the circumstances.

Document/Reports Review Procedures

1.	The Audit Committee shall review and reassess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.

2.	The Audit Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Audit Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

4.	Discuss with management, the independent auditors and the internal auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

5.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.

6.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

7.	Obtain from the independent auditor annually a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation or Exchange Rules.

Independent Auditors

8.	The independent auditors are accountable to the Audit Committee and shall report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors annually and make a report of such review to the full Board. In addition, the Audit Committee shall:

-	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and internal audit and general audit approval;

-	resolve disagreements between management and the outside auditors regarding financial reporting;

-	establish hiring policies for employees or former employees of the outside auditors;

-	preapprove all auditing services to be provided by the outside auditors;

-	preapprove all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Audit Committee to be appropriate and consistent with federal and regulatory provisions;

-	receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

-	receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors; and

-	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.

9.	The Audit Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, and where appropriate, terminate and replace the outside auditors.

Internal Audit Department and Legal Compliance

10.	Review reports prepared by the Internal Audit Department regarding its findings.

11.	Review the budget, plan, changes in plan, activities, organization structure, and qualifications of the internal audit department, as needed.

12.	Review the appointment, performance and replacement of the senior internal audit executive.

13.	On at least an annual basis, review with Management and the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

14.	Review and approve all related-party transactions.

15.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

16.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

18.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Appendix B

Amendment to
Performance Food Group Company
Employee Stock Purchase Plan

     Section 6.1 of the Performance Food Group Company Employee Stock Purchase Plan is hereby amended, effective May 19, 2004, subject to the approval of the Performance Food Group Company shareholders at the 2004 Annual Meeting of Shareholders, as follows:

1.     By deleting the first sentence in its entirety and substituting therefor the following:

          “PFG shall reserve 2,475,000 shares of Stock for issuance upon exercise of the options granted under this Plan.”

B-1

PERFORMANCE FOOD GROUP COMPANY
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2004

PROXY

     This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EDT) on May 19, 2004 and any adjournment(s) thereof. The undersigned hereby appoints Robert C. Sledd and John D. Austin, or either of them, with full power of substitution, as attorneys, and hereby authorizes them to represent and to vote in the name of and as proxy for the undersigned, as designated, all of the shares of common stock of Performance Food Group Company held of record by the undersigned on March 29, 2004.

1.		Election of three Class II Directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified.

	☐	FOR all nominees listed below (except as marked to the contrary below).

Mary C. Doswell Fred C. Goad, Jr. Robert C. Sledd

To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:

	☐	WITHHOLD AUTHORITY to vote for all nominees.

2.		Amendment of the Employee Stock Purchase Plan.

	☐	FOR

	☐	AGAINST

	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1 AND FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

     The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Dated:	, 2004

Signature

Signature if Held Jointly

Please sign exactly as name appears on your share certificates. Each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as authorized. If a partnership or limited liability company, please sign in such organization’s name by an authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.